Exhibit 99

Porter Bancorp, Inc. Board Appoints N. Marc Satterthwaite, Mark F. Wheeler as New Directors

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 9, 2014--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that N. Marc Satterthwaite and Mark F. Wheeler have been appointed as new members to the boards of directors of Porter Bancorp, Inc. and PBI Bank, Inc.

Satterthwaite is Vice President, Director of Sales Operations, North America, for Brown-Forman Corporation, a diversified producer of fine quality consumer products that is among the top 10 largest spirit and wine companies in the world. Satterthwaite currently oversees all facets of Brown-Forman’s consumer sales throughout the U.S. and Canada and has held a variety of positions across sales and marketing since joining the company in 1988. Within the beverage industry, he serves as Vice Chairman of the NABCA Industry Advisory Committee. He remains actively involved with his alma mater, Western Kentucky University, having recently completed a term on their Alumni Association Board of Directors. He also holds a master’s degree in business administration from University of New Orleans. Additionally, Satterthwaite was recently elected as an elder for Springdale Presbyterian Church and has served on the board of directors of Discover Downtown La Grange.

“Mr. Satterthwaite has a wealth of expertise in management, marketing, sales and operations that will be invaluable to PBI Bank in achieving its goals,” said John T. Taylor, Porter Bancorp, Inc. President and CEO. “His professional experience will be particularly helpful in directing our strategic goals of growing core deposits, changing the deposit mix and further developing the bank’s brand and marketing.”

Wheeler is Chief Financial Officer of PT Development (PTD), a Louisville-based management firm that specializes in providing management and other operational efficiencies to privately held physical therapy practices. Wheeler is responsible for most of the financial aspects of the company including accounting, payor contracting, mergers and acquisitions, and other general corporate matters. Prior to joining PTD, he was Executive Vice President and Regional Chairman of U.S. Bank, Louisville, where he was responsible for commercial banking in the Louisville, Nashville, Dayton, Cincinnati, Cleveland, Akron, and Columbus markets, in addition to U.S. Bank’s national Professional Sports business. Prior to U.S. Bank, Wheeler was Senior Vice President and Manager of National Corporate Banking for PNC Bank. Wheeler also holds leadership positions with several community organizations including Fund for the Arts, Louisville Zoo Foundation, Lincoln Heritage-Boy Scouts, Thornton Oil Corporation, The Housing Partnership, University of Louisville Overseers, Galen College of Nursing, BDS Management Group, Inc., and E-Town Motel Associates, LLC. Additionally, he is Chairman of the 2014 Fund for the Arts Campaign.

“Mr. Wheeler brings to us more than 30 years of banking experience from both regional and national banks, including a deep understanding of the Kentucky markets that PBI Bank serves,” added Taylor. “His counsel will be a tremendous asset in setting our business development strategy and in attracting new business to the bank.”

Porter Bancorp, Inc. and PBI Bank have received notice of non-objection from its primary regulators to appoint Satterthwaite and Wheeler to the boards of directors.

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.1 billion in assets as of March 31, 2014. Through Porter’s subsidiary PBI Bank, it operates 18 full-service banking offices in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer